UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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DXC Technology Company

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Key Discussion Topics: 2019 Annual Meeting of Stockholders

Executive Summary Our strategy is to generate long-term growth and returns via the value-creation levers of sustainable margin expansion, strong cash flow generation, smart acquisitions and disciplined capital allocation Ongoing stockholder outreach has enabled the Board and management to continue strengthening our dialogue with investors around DXC’s growth, risk management, and corporate governance practices Our compensation program remains grounded in a philosophy of being responsive to and upholding stockholder interests while motivating long-term, sustainable performance on rigorous financial and strategic goals We maintain a highly qualified and diverse Board of Directors whose extensive, balanced expertise across segments and among the industries we serve is key to driving sustainable growth at DXC Through a combination of strategic initiatives, acquisitions, partnerships, and reinvestments in digital capabilities and talent, we have positioned DXC as a digital leader This presentation includes non-GAAP measures and forward-looking information which may be subject to certain risks and uncertainties. See slide 12 for further information.

Overview of DXC Technology DXC Technology is a global IT services leader that manages and modernizes mission critical systems, integrating them with new digital solutions to produce better business outcomes for clients. Our global reach and talent, innovation platforms and extensive partner network are keys to our success.. Who we are World-class talent We are investing to attract and upskill the talent who will lead global business tomorrow Confident guidance We have met the challenges of innovation many times, and have a clear and confident vision for leading clients on their digital transformation journeys Technology independence Working with our global partner network, we deliver the best, most proven solutions to de-risk technology investments Why we are different How we help clients unlock business value Digital roadmap New business models Better client experiences Faster time to market Increased productivity World-class partners Deep industry expertise Standardized offerings at scale Integrated solutions Client business outcomes

Rebalanced Asset Portfolio & Workforce Spin-off of USPS business to form Perspecta Acquisitions to extend digital capabilities, including Luxoft in June 2019 Workforce digital reskilling: In FY19 alone, 1.1 million learning hours, 102K certifications in agile, cloud & digital Build Brand Identify, Client & Partner Relationships Created market-leading brand Net Promoter Score above industry average >90% renewal rate Launched Digital Transformation & Innovation Centers Transforming, Wining & Shifting to Digital Delivered approximately $2B in synergies Won significant new business, led by digital, with 67% of new logos and 56% of renewals and add-ons in FY19 Digital growth continues to offset more of the industry-wide decline in traditional business Next Phase of Our Transformation Key Accomplishments Since April 2017 Inception Executing on a digital-led shift to growth Uniquely positioned to help clients execute digital transformations and integrate technology into mainstream IT architecture Many large enterprises in early stages of digital adoption are increasing investments in digital technology and partnering with DXC to accelerate those efforts Acquisition of Luxoft builds on our unique value proposition as an end-to-end, independent IT services company Underscores increased focus on the shift to digital-led revenue growth to drive long-term stockholder value creation Global enterprises are making the shift to digital for better business outcomes. DXC leads digital journeys for clients by modernizing and integrating their mission critical business systems, preserving the value of existing investments and deploying digital solutions at scale. DXC is digital delivered. Ongoing Transformation Supports Long-Term Success

Execution of Strategy Driving Strong Results Stable Revenue Sustainable Margin Expansion Strong Free Cash Flow Disciplined Capital Allocation DXC continued in fiscal 2019 to drive four primary levers of value creation as part of our ongoing transformation: Invested to enhance digital sales and delivery capabilities and completed several strategic acquisitions to strengthen our foundation for long-term revenue growth Further optimized our workforce, supply chain, and real estate footprint Leveraged our automation platform to drive greater operating efficiencies while improving client service levels Reduced the capital intensity of our business and drove working capital efficiencies to deliver strong free cash flow, which in turn, allowed us to reinvest in the business and return capital to stockholders in the form of dividends and share repurchases  $20.8B FY19 revenue with >15% digital growth  Investing to capitalize on digital growth opportunities  Expanded IP and BPS capabilities in key industries  Made strategic acquisitions to enhance offerings and scale  Roughly $2B in cost synergies since inception and 15.8% FY19 adj. EBIT margin*  Optimized workforce  Drove supply chain efficiencies  Rationalized facilities >$2B FY19 adj. free cash flow* Expanded EBIT Improved tax rate Optimized capital expenditures  Drove working capital efficiency Reinvested in business Made targeted acquisitions Maintained investment grade credit profile Returned capital to stockholders through dividends and share repurchases *Adjusted earnings before interest and taxes (EBIT), adjusted EBIT margin, and adjusted free cash flow are non-GAAP financial measures. See pages 38-41 of DXC’s Annual Report on Form 10-K for fiscal 2019 for a reconciliation of adjusted EBIT to the most directly comparable financial measure calculated and presented in accordance with GAAP. Adjusted EBIT margin is defined as adjusted EBIT as a percentage of revenue. See Appendix B of DXC’s proxy statement for a reconciliation of adjusted free cash flow to the most directly comparable financial measure calculated and presented in accordance with GAAP.

Shareholder Engagement and Responsiveness Topic What We Heard from Stockholders What We Did in Response Changes We Made in Fiscal 2018 Annual Cash Incentives Emphasize achieving strong financial results Shifted metric weightings to focus more on post-merger financial goals: 80% financial goals and 20% customer satisfaction objectives Long-Term Incentives Greater emphasis on performance vesting shares Eliminated stock options; revised equity mix combination of PSUs (70%) and RSUs (30%) Improve retentive nature of compensation Implemented a double trigger change-in-control provision Modified PSU vesting to require employment through end of the 3-year performance period to earn any payout Changes We Made in Fiscal 2019 Annual Cash Incentives Align performance hurdle with corporate goals  Adjusted the EBIT performance hurdle for NEOs  Introduced a strategic performance modifier for NEOs Supplemental Awards Concern over granting off-cycle awards  Provided more robust disclosure on compensation decision-making, including comprehensive discussion on award made to our CFO in fiscal 2019 Committed to granting future incentive awards within the parameters of the plan, and only considering supplemental awards under special circumstances Compensation Peer Group Ensure peers are comparable in size, market position and pay practices  Added Fidelity National Information Services to the compensation peer group, replacing Oracle Corporate Responsibility & Sustainability Enhance disclosure of human capital strategy Demonstrated commitment to human capital strategy to acquire, reskill, and upskill employees in digital technologies to enable us to lead digital transformations at scale for customers and create value for stockholders Feedback through ongoing engagement has influenced compensation and governance practices

Compensation Outcomes Aligned with Performance We remain grounded in a philosophy of aligning our financial and strategic goals with stockholder interests Total CEO Compensation and DXC TSR CEO compensation outcomes are closely linked to the stockholder experience Relative Alignment between Realizable Pay and TSR Total realizable CEO compensation over the last three years is closely aligned with TSR, compared to peers

Executive Compensation Structure Aligned to Strategy Element Key Characteristics Rationale Base Salary Annual fixed-cash compensation Based on individual performance, experience, skills, responsibilities, impact to the company, and competitive pay levels Annual Cash Incentive 80% targeted financial goals Adjusted EBIT (60%) / Revenue (20%) 20% customer satisfaction objectives Customer satisfaction: net promoter score Modifier based on strategic goals Targeted Financial Goals: Adjusted EBIT & Revenue: Provide a balance between top line and bottom line goals Customer Satisfaction Objectives: Promote focus on customer retention, relationships, and satisfaction with our services and solutions Strategic Goals Modifier: Further drives stockholder value tied to the successful execution of our long-term transformation goals, including successful completion of the integration, merger synergies, rebalancing the asset portfolio, and completion of key strategic acquisitions Long-Term Incentives 70% PSUs / 30% RSUs PSUs vest based on 75% EPS / 25% Free Cash Flow 3-year vesting period for both PSUs and RSUs Performance goals set for full three-year period at beginning of first year Up to 25% can be earned in first year, up to 25% in the second year, and the rest in the third year Vesting requires active employment through end of third fiscal year, even for early “earning” of PSUs PSUs: EPS: Key indicator of stockholder value and best measure of performance and profitability given of DXC’s multi-year transformation strategy Free Cash Flow: Promotes cash flow generation, improvements in working capital, and reduction in capital intensity EPS and free cash flow goals are based on operating plan and budget Performance and vesting periods designed to incentivize consistent positive results throughout three-year performance period rather than solely in the third fiscal year RSUs: Encourage long-term commitment from the executive, reinforcing the alignment with long-term stockholder value creation Our compensation program reflects the importance we place on sustainable long-term value creation, DXC’s future success, and our commitment to align executive and stockholder interests

Up to 200% of the target PSUs (less any previously earned PSUs) can be earned if results meet or exceed the three-year performance thresholds set at the beginning of the three-year period All earned PSUs (including any earned in the first two fiscal years) vest and settle only at the end of the third fiscal year, subject to continued employment through the last day of the third fiscal year If fiscal year one results meet or exceed performance thresholds a portion of the PSU award can be earned early A portion of the award can also be earned early if the performance threshold is not met in the first fiscal year, but is met in the second fiscal year, or if the performance threshold is met in the first fiscal year and the results for the second fiscal year meet or exceed the goal associated with the 75% payout level Long-Term Incentive Plan Design EPS and FCF targets are set at beginning of the three-year performance period for the full three-year period Between 0 – 50% of the target PSU award may be earned in first and second fiscal years For 50% of target award to be earned, second year performance must exceed targeted payout level Partial achievement of awards in the first and second fiscal years does not impact target payout level Vesting period is three years regardless of whether a portion of PSU award is earned early The cumulative award earned by the end of the third fiscal year cannot exceed the three-year maximum Consistent with market practice, actual payouts for the PSU award may be higher/lower than target based on company performance A portion of PSUs can be earned, but not vest, in the first two years of the performance period, incentivizing NEOs to drive results early, consistently, and progressively over the full three-year period Opportunity to Earn Portion of PSU Award in First and Second Fiscal Years Final Determination of PSU Award Payout at End of Third Fiscal Year Up to 200% of the target PSUs (less any previously earned PSUs) can be earned if results meet or exceed the three-year performance thresholds set at the beginning of the three-year period All earned PSUs (including any earned in the first two fiscal years) vest and settle only at the end of the third fiscal year, subject to continued employment through the last day of the third fiscal year If fiscal year one results meet or exceed performance thresholds a portion of the PSU award can be earned early A portion of the award can also be earned early if the performance threshold is not met in the first fiscal year, but is met in the second fiscal year, or if the performance threshold is met in the first fiscal year and the results for the second fiscal year meet or exceed the goal associated with the 75% payout level

Performance Award Alignment Our compensation program places an emphasis on at-risk pay, tying executive compensation to our performance against a number of strategic and financial objectives 83% variable pay CEO FY19 Target Pay Mix NEO FY19 Target Pay Mix In addition to our ongoing executive compensation program, we remain committed to providing robust disclosure and rationale for grants made outside our standard program. These grants are only made under extraordinary circumstances to recognize increased responsibilities or exceptional individual performance. In 2019, the Compensation Committee granted Mr. Saleh a $1.5M cash award in recognition of his expanded contributions beyond his role as CFO, to align his compensation with competitive dynamics, and to reflect his importance to our ongoing digital transformation. Among other contributions, Mr. Saleh: Provided critical leadership through our acquisition of Luxoft Successfully integrated CSC and HPE-ES Helps guide our digital transformation and expanded offerings 92% variable pay

Highly Qualified Board of Directors Mukesh Aghi President & CEO of U.S.- India Strategic Partnership Forum Amy E. Alving Former SVP and CTO of Leidos Holdings, Inc. David L. Herzog Former SVP and CFO of AIG Mary L. Krakauer Former EVP and CIO of Dell Corporation Sachin Lawande President & CEO of Visteon Corporation J. Michael Lawrie Chairman President, CEO and Chairman of DXC Technology Julio A. Portalatin Vice Chairman of Marsh & McLennan Companies Peter Rutland Lead Independent Director Partner and Global Co-Head of Financial Services at CVC Capital Partners Michael J. Salvino Managing Director at Carrick Capital Management Company Manoj P. Singh Former COO and Global Managing Director of Deloitte Touche Tohmatsu, Ltd. Robert F. Woods Former SVP and CFO of SunGard Data Systems, Inc. Our Directors have extensive experience in fields relevant to DXC’s strategy and operations, and a deep understanding of the industries and growth segments that we serve The Board seeks Director candidates whose expertise achieves a balance across the following skills and attributes*: Leadership & Management Governance Industry Digital Transformation, Tech & Innovation Audit & Financial Expertise HCM & Compensation International *Full description of skills and attributes can be found in the 2019 Proxy Statement

Additional Information and Where To Find It All statements in this presentation that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent current expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. For a written description of these factors, see the section titled “Risk Factors” in DXC’s Form 10-K for the fiscal year ended March 31, 2019 and any updating information in subsequent SEC filings. No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to reflect the occurrence of unanticipated events except as required by law. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.